SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                              FORM 8-A/A No. 1

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                        ANNTAYLOR STORES CORPORATION
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           (Exact name of registrant as specified in its charter)

          Delaware                                13-3499319
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(State of Incorporation or Organization)    (IRS Employer Identification No.)


142 West 57th Street, New York, New York                      10019
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(Address of principal executive offices)                    (Zip Code)


If this form relates to the                    If this form relates to the
registration of a class of securities          registration of a class of
pursuant to Section 12(b) of the Exchange      securities pursuant to Section
Act and is effective pursuant to General       12(g) of the Exchange Act and is
Instruction A.(c), please check the            effective pursuant to General
following box.|X|                              Instruction A.(d), please check
                                               the following box.|_|

Securities Act registration statement file number to which this form
relates:            N/A
         -----------------------
            (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange
         Title of each class                      on which each class is
         to be so registered                      to be registered
         -------------------                      -----------------------

         Preferred Stock Purchase                 New York Stock Exchange
           Rights (Pursuant to
           Rights Agreement dated
           as of May 18, 2000)

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
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                              (Title of Class)



Item 1.  Description of Registrant's Securities To Be Registered.

         Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by AnnTaylor Stores Corporation (the "Company") on May 23, 2000 (the "Original Form 8-A") relating to the rights distributed to the stockholders of the Company in connection with the Rights Agreement dated as of May 18, 2000 (the "Rights Agreement") between the Company and The Continental Stock Transfer & Trust Company ("Continental"), as Rights Agent.

         On March 7, 2001, the Board of Directors of the Company approved changing the Rights Agent under the Rights Agreement from Continental to Mellon Investor Securities LLC ("Mellon"). Effective May 1, 2001, the Company and Mellon entered into an Amended and Restated Rights Agreement (the "Amended and Restated Rights Agreement") which amended and restated the Rights Agreement in order to appoint Mellon as Rights Agent thereunder. A copy of the Amended and Restated Rights Agreement is attached hereto as
Exhibit 1 and is incorporated herein by reference. The summary of the Amended and Restated Rights Agreement attached as Exhibit C to the Amended and Restated Rights Agreement is qualified in its entirety by reference to the Amended and Restated Rights Agreement.

Item 2.  Exhibits.

         1 Amended and Restated Rights Agreement, dated as of May 1, 2001, between AnnTaylor Stores Corporation and Mellon Investor Services LLC, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificates as Exhibit B and the Summary of Rights as Exhibit C.


                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         ANNTAYLOR STORES CORPORATION


                                         By: /s/James Smith
                                            --------------------------------
                                         Name:  James Smith
                                         Title: Senior Vice President -
                                                Chief Financial Officer and
                                                Treasurer

Dated:  May 1, 2001


                               EXHIBIT INDEX

    Exhibit     Description                                              Page
    -------     -----------                                              ----

       1 Amended and Restated Agreement, dated as of May 1, 2001, between AnnTaylor Stores Corporation and Mellon Investor Services LLC, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificates as Exhibit B and the Summary of Rights as Exhibit C.